UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2017

CBOE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34774	20-5446972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street Chicago, Illinois	60605
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 786-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on September 25, 2016, CBOE Holdings, Inc., a Delaware corporation (“CBOE Holdings”), Bats Global Markets, Inc., a Delaware corporation (“Bats”), CBOE Corporation, a Delaware corporation and a wholly owned subsidiary of CBOE Holdings, and CBOE V, LLC, a Delaware limited liability company and a wholly owned subsidiary of CBOE Holdings, entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) CBOE Corporation will merge with and into Bats, with Bats surviving as a wholly owned subsidiary of CBOE Holdings (the “Merger”), and (ii) following the completion of the Merger, the surviving corporation from the Merger will merge with and into CBOE V, LLC (the “Subsequent Merger”), with CBOE V, LLC surviving the Subsequent Merger and continuing as a wholly owned subsidiary of CBOE Holdings.

Board Composition

The Merger Agreement provides that CBOE Holdings will take all requisite actions so that, as of the effective time of the Merger (the “Effective Time”), the CBOE Holdings board of directors (the “Board”) will consist of 14 directors, including three individuals designated by Bats who were serving on the Bats board immediately prior to the Effective Time and comply with the policies of the Nominating and Governance Committee of the Board disclosed to Bats.  Pursuant to the terms of the Merger Agreement, on February 16, 2017, the Board adopted a resolution, effective as of the Effective Time of the Merger, electing Chris Mitchell, Joe Ratterman and Michael Richter to the Board to serve until such time as his successor is duly elected or appointed and qualified, except in the event of earlier death, resignation or removal. Upon joining the Board, Messrs. Mitchell, Ratterman and Richter will be compensated for their service on the Board in the same manner as CBOE Holdings’ other directors. For a description of CBOE Holdings’ director compensation programs, see “Director Compensation” in the definitive proxy statement filed by CBOE Holdings on April 6, 2016 in connection with its 2016 annual meeting of stockholders; provided, however, that following such annual meeting, the annual cash retainer for CBOE Holdings directors increased from $75,000 to $90,000, the value of the annual stock retainer for CBOE Holdings directors increased from $75,000 to $100,000 and CBOE Holdings directors are no longer entitled to any fees for Board meeting attendance.

Chris Mitchell, 45, has served on the Bats board of directors since 2013.  Mr. Mitchell is a Managing Director of Spectrum Equity, a growth equity investment firm that provides capital and strategic support to innovative companies in the information economy.  He serves or has served on the board of directors of a number of public and private financial technology companies, including Business Monitor, EagleView, Ethoca, RiskMetrics, Seisint, Trintech, Verafin and World-Check. Prior to joining Spectrum Equity in 2001, Mr. Mitchell worked at TA Associates, Monitor Clipper and SG Warburg.  He holds a bachelor’s degree from Princeton University.

Joe Ratterman, 50, one of Bats’ founders in 2005, has served as Chairman of Bats since March 2015. Mr. Ratterman also served as Chairman of Bats from June 2007 until July 2012, as

President of Bats from June 2007 until November 2014 and as Chief Executive Officer of Bats from June 2007 until March 2015. Mr. Ratterman is a member of the Securities and Exchange Commission’s Equity Market Structure Advisory Committee. Mr. Ratterman holds a bachelor’s degree in mathematics and computer science from Central Missouri State University, as well as Series 7, 24, 27, 55 and 66 licenses.

Michael Richter, 69, has served on the Bats board of directors since 2009.  Mr. Richter is compliance advisor to Omega Point, a provider of quantitative analytic software to asset managers.  In 2000, he co-founded Lime Brokerage LLC, a broker dealer and financial technology firm focused on providing customized solutions that offer exceptional reliability and scalability with leading low-latency access across multiple U.S. markets, and he served as its chief financial officer from 2000 to 2013.  Mr. Richter is qualified as a Certified Public Accountant and holds a bachelor of science degree in engineering from Rensselaer Polytechnic Institute and a master’s degree from MIT Sloan School of Management.

None of Messrs. Mitchell, Ratterman or Richter has any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K other than as reported under the heading “Interests of Bats’ Directors and Executive Officers in the Merger” in the definitive joint proxy statement/prospectus dated December 9, 2016, filed by CBOE Holdings with the Securities and Exchange Commission on December 12, 2016, as amended and supplemented from time to time (the “Prospectus”), which disclosure is incorporated herein by reference.

The Board has not yet determined the committees of the Board on which Messrs. Mitchell, Ratterman and Richter will serve.

As previously disclosed, in connection with the consummation of the Merger, William J. Brodsky, R. Eden Martin and Susan M. Phillips (collectively, the “Resigning Directors”) resigned from the Board, effective as of the Effective Time.  As previously disclosed, any unvested restricted stock awards held by any Resigning Director will vest at the Effective Time.  In addition, if the Merger closes prior to CBOE Holdings’ 2017 annual meeting of stockholders, each Resigning Director will be entitled to receive at the Effective Time any retainer payments that would have been payable to such Resigning Director if such Resigning Director had not ceased to serve on the Board prior to CBOE Holdings’ 2017 annual meeting of stockholders.

Appointment of President and Chief Operating Officer

On February 16, 2017, Chris Concannon, President and Chief Executive Officer of Bats, was appointed to serve as President and Chief Operating Officer of CBOE Holdings, Chicago Board Options Exchange, Incorporated and C2 Options Exchange, Incorporated, effective as of the Effective Time.

Chris Concannon, 49, has served as a director of Bats and as Bats’ President and Chief Executive Officer, as well as President and Chief Executive Officer of Bats BZX Exchange, Inc., Bats BYX Exchange, Inc., Bats EDGX Exchange, Inc. and Bats EDGA Exchange, Inc., Chairman of the board of directors of BZX, BYX, EDGX and EDGA, President of Bats Hotspot and a director of Bats Trading. Mr. Concannon joined Bats as President in December 2014 and was appointed Chief Executive Officer of Bats in March 2015.  Mr. Concannon has more than 20 years of experience as an exchange executive, trading participant and regulator. Prior to joining Bats, Mr. Concannon was most recently a president and chief operating officer at Virtu Financial, a global electronic market maker, from 2009 to 2014. Mr. Concannon holds a bachelor’s degree from Catholic University, an MBA from St. John’s University and a J.D. from Catholic University’s Columbus School of Law.  He also holds Series 7 and 24 licenses.

Mr. Concannon does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K other than as reported under the heading “Interests of Bats’ Directors and Executive Officers in the Merger” in the Prospectus, which disclosure is incorporated herein by reference, and as reported under the heading “Expected Management Changes in Connection with the Merger” in CBOE Holdings’ Current Report on Form 8-K filed with the SEC on September 28, 2016, which disclosure is incorporated herein by reference.

Item 8.01. Other Events

On February 16, 2017, CBOE Holdings and Bats issued a joint press release to announce that (a) all U.S. and European regulatory clearances and approvals relating to the transactions contemplated by the Merger Agreement have been received and (b) CBOE Holdings and Bats expect to complete the Merger on February 28, 2017. In addition, CBOE Holdings and Bats announced in the joint press release that the deadline for Computershare Trust Company, N.A., the exchange agent for the Merger, to receive properly completed forms of election from Bats stockholders with respect to the form of merger consideration that such stockholders desire to receive in the Merger has been set for 5:00 p.m., New York City Time, on February 24, 2017. The Merger remains subject to the satisfaction of customary closing conditions. A copy of the joint press release is attached as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K contains certain statements regarding intentions, beliefs and expectations or predictions for the future of CBOE Holdings and Bats, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks,” “projects” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “would,” “could,” “may” or variations of such words and similar expressions are intended to identify such forward-looking statements, which are not statements of historical fact or guarantees or assurances of future performance. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Actual results could differ materially from those projected or forecast in the forward-looking statements.  The factors that could cause actual results to differ materially include, without limitation, the following risks, uncertainties or assumptions:  the satisfaction of the conditions precedent to the consummation of the proposed transaction; unanticipated difficulties or expenditures relating to the proposed transaction; CBOE’s ability to maintain an investment grade credit rating and obtain financing on the anticipated terms and schedule; risks relating to the value of CBOE’s shares to be issued in the transaction; disruptions of CBOE’s and Bats’

current plans, operations and relationships with market participants caused by the announcement and pendency of the proposed transaction; potential difficulties in CBOE’s and Bats’ ability to retain employees as a result of the announcement and pendency of the proposed transaction; legal proceedings that may be instituted against CBOE and Bats following announcement of the proposed transaction; and other factors described in CBOE’s annual report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2016, CBOE’s quarterly report for the quarterly period ended September 30, 2016, which was filed with the SEC on November 8, 2016, CBOE’s quarterly report for the quarterly period ended June 30, 2016, which was filed with the SEC on August 2, 2016, Bats’ final prospectus, which was filed with the SEC pursuant to Rule 424(b) on April 15, 2016, Bats’ quarterly report for the quarterly period ended June 30, 2016, which was filed with the SEC on August 5, 2016, Bats’ quarterly report for the quarterly period ended September 30, 2016, which was filed with the SEC on November 8, 2016, and other filings made by CBOE and Bats from time to time with the SEC.

Neither CBOE nor Bats undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Additional Information Regarding the Transaction and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.  This Current Report on Form 8-K is being made in respect of the proposed merger transaction involving CBOE, Bats, CBOE Corporation and CBOE V, LLC. In connection therewith, CBOE filed with the SEC on December 12, 2016 a definitive joint proxy statement/prospectus dated December 9, 2016, and each of the companies may be filing with the SEC other documents regarding the proposed transaction. CBOE and Bats commenced mailing of the definitive joint proxy statement/prospectus to CBOE stockholders and Bats stockholders on December 12, 2016.  BEFORE MAKING ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF CBOE AND/OR BATS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive joint proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about each of CBOE and Bats, as such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by CBOE will be available free of charge on CBOE’s website at http://ir.cboe.com/financial-information/sec-filings.aspx under the heading “SEC Filings” or by contacting CBOE’s Investor Relations Department at (312) 786-7136. Copies of the documents filed with the SEC by Bats will be available free of charge on Bats’ website at http://www.bats.com/investor_relations/financials/ under the heading “SEC Filings” or by contacting Bats’ Investor Relations Department at (913) 815-7132.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Joint press release issued by CBOE Holdings, Inc and Bats Global Markets, Inc. on February 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.

	By:	/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President, General Counsel and Corporate Secretary

Date: February 17, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Joint press release issued by CBOE Holdings, Inc and Bats Global Markets, Inc. on February 16, 2017